                                                                    EXHIBIT 4.13

                       Subordinated Step-Up Notes due 2015

No. 001                                                              $35,000,000

         CUSIP NO.       144A-90984P DC 6

                          UNITED COMMUNITY BANKS, INC.

promises to pay to CEDE & CO., or registered assigns, the principal sum of THIRTY-FIVE MILLION
Dollars ($35,000,000) on September 30, 2015.
Interest Payment Dates:  March 31 and September 30.
Record Dates:  March 15 and September 15.

                    UNITED COMMUNITY BANKS, INC.

         (SEAL)     By:_________________________________________________________
                    Name: Rex S. Schuette
                    Title: Executive Vice-President and Chief Financial Officer

WITNESS:

By:_________________________________________
Name: Thomas C. Gilliland
Title: Secretary

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:  September 24, 2002

MARSHALL & ILSLEY TRUST COMPANY N.A.,
AS TRUSTEE

By: ________________________________________
    Authorized Signatory

                       SUBORDINATED STEP-UP NOTES DUE 2015

         THIS NOTE IS NOT A DEPOSIT OR AN OBLIGATION OF ANY DEPOSITORY INSTITUTION, IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENT AGENCY, AND IS NOT SECURED.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY, OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (A) REPRESENTS THAT (1) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR
         (2) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

                  (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (1) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (4) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION;

                  (C) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND

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                  (D)      ACKNOWLEDGES AND AGREES THAT THE COMPANY AND THE
         TRUSTEE HAVE RESERVED THE RIGHT, PRIOR TO ANY SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER (I) PURSUANT TO CLAUSE (B)(3) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR
         (II) PURSUANT TO CLAUSE (B)(4) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE UNDER RULE 144, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

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                         (REVERSE OF SUBORDINATED NOTE)

         1. INTEREST. United Community Banks, Inc., a Georgia corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 6.25% per annum from the Issue Date until September 30, 2010, and at the rate of 7.50% per annum thereafter until maturity or any earlier Redemption Date. The Company will pay interest semiannually in arrears on March 31 and September 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and, provided further, that the first Interest Payment Date shall be September 30, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes. All such default interest shall be payable on demand. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on March 15 or September 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, and interest, if any, at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal of, and premium and interest, if any, on all Global Notes and all other Notes the Holders of which shall have provided appropriate wire transfer instructions to the Company or the Paying Agent. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Marshall & Ilsley Trust Company N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued this Note under an Indenture dated as of September 24, 2003 (as the same may be amended, modified or supplemented from time to time, the "Indenture") by and between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are subordinated unsecured obligations of the Company. The Notes include the Original Notes issued on the Closing Date and any Additional Notes issued thereafter, and are treated as a single class of securities under the Indenture. This is one of the Original Notes referred to in the Indenture. The Holders of Notes are subject to, and entitled to all of the benefits of, the Indenture.

         5. REDEMPTION. The Company shall have the option, but not the obligation, to redeem the Notes then outstanding in whole but not in part at par on September 30, 2010, and on every September 30 thereafter until September 30, 2014, as described more fully in Section 2.16 of the Indenture.

         6. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the Closing Date or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

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         7.       DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without interest coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the date on which a notice of redemption is mailed or during the period between a record date and the corresponding Interest Payment Date.

         8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         9. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consent obtained in connection with a purchase of or tender offer or exchange for Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Notes.

         10. DEFAULTS AND REMEDIES. Events of Default include: (i) default which continues for 30 days in the payment when due of interest on the Notes;
(ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company for 60 days after receipt of notice from the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements or obligations in the Indenture or the Notes; (iv) Indebtedness of the Company (other than Indebtedness owed to the Company or any Subsidiary), or any Indebtedness that is Guaranteed by the Company, is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default (or similar event or circumstance) and the total amount of such Indebtedness unpaid or accelerated exceeds $1.0 million; provided, however, that in the case of any Indebtedness that is accelerated, such acceleration has not been rescinded after 30 days' written notice provided in accordance with the applicable indenture or other debt instrument evidencing such Indebtedness; (v) failure by the Company to pay final judgments for the payment of money (other than judgments that are covered by enforceable insurance policies issued by reputable carriers and as to which such insurance carriers have acknowledged liability in writing) aggregating in excess of $1.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after notice thereof has been given by the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes issued under the Indenture; and (vi) certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary. The Trustee must, within 90 days after the occurrence of a Default or Event of Default, give to the Holders notice of all uncured Defaults or Events of Default known to it; provided, however, that except in the case of a Default or Event of Default in payment of any Note, the Trustee may withhold such notice if a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders and provided further that the Holders of the Notes may not accelerate the maturity of the Notes upon any Event of Default except in the case of an Event of Default arising as the result of the bankruptcy, insolvency, receivership, conservatorship or reorganization of the Company, any Significant Subsidiary that is a bank or any group of Subsidiaries that are banks that, taken together, would constitute a Significant Subsidiary. The Company is required to furnish annually to the Trustee a certificate as to their compliance with the terms of the Indenture.

         11. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company, with the same rights it would have if it were not Trustee.

         12. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         13. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         15. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         16. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF GEORGIA SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

         17. DEFINED TERMS. Capitalized terms used but not defined herein have their respective defined meanings as set forth in the Indenture.

         18. REQUEST FOR COPY OF INDENTURE. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  United Community Banks, Inc.
                  63 Highway 515
                  P.O. Box 398
                  Blairsville, GA  30514
                  Telephone:  (706) 781-2265
                  Facsimile:  (706) 745-8960
                  Attention:  Thomas C. Gilliland

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                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's Soc. Sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________________ to
transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:___________________

                          Your Signature:_______________________________________
                          (Sign exactly as your name appears on the face of this Note)

                          Signature Guarantee(1):_______________________________

--------------------------------------
(1) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                SCHEDULE OF EXCHANGES OF CERTIFICATED SECURITIES

     The following exchanges of a part of this Global Note for Certificated
                           Securities have been made:

                                                                       Principal Amount
                              Amount of             Amount of                  of                 Signature
                             decrease  in          increase in           this Global Note        authorized
                           Principal Amount      Principal Amount         following such         signatory of
                                  of                  of                   decrease (or          Trustee or
Date of Exchange           this Global Note      this Global Note            increase)          Note Custodian
----------------           ----------------      ----------------            ---------          --------------